SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      January 31, 1998

          MIDDLE  BAY  OIL  COMPANY, INC.
          (Exact name of registrant as specified in its charter)

           Alabama                0-21702               63-1081013
     (State or other jurisdiction     (Commission     (IRS Employer
     of incorporation)     File Number)     Identification No.)

             1221 Lamar, Suite 1020, Houston, Texas 77010
          (Address of principal executive offices)

Registrant's telephone number, including area code       (713) 759-6808

                         115 South Dearborn Street, Mobile, Alabama
36602
          (Former name or former address, if changed since last report)


ITEM 5 -- OTHER EVENTS

On January 31, 1998, Kaiser-Francis Oil Company ("Kaiser-Francis") converted all
1,666,667 shares of Series A Preferred Stock of Middle Bay Oil Company, Inc. (the "Company") it held into 3,333,334 shares of the Company's Common Stock.

Prior to such conversion, Kaiser-Francis owned no shares of the Company's Common Stock. Subsequent to the conversion, Kaiser-Francis owns 3,333,334 shares of the Company's Common Stock representing 42.4% of the issued and outstanding shares on a fully diluted basis.

The Series A Preferred Stock was originally issued pursuant to a Stock Purchase Agreement (the "Agreement") entered into on September 4, 1996, the Company and Kaiser-Francis, as reported by the Company in its Form 8-K filed on September 19, 1996 (the "Prior Filing"). The terms of this conversion are governed by the Agreement, which was filed as an exhibit to the Prior Filing. The Agreement is incorporated in its entirety herein by this reference.

ITEM 7 -- FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (c)    Exhibits

            99.1 - Stock Purchase Agreement - incorporated by reference as filed as an exhibit to the Prior Filing


SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Middle Bay Oil Company, Inc.
                                        (Registrant)


Date:  February 11, 1998                By:  /s/ Frank C. Turner, II
                                           Frank C. Turner, II
                                           Vice President and
                                           Chief Financial Officer